Exhibit 19(b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ann M. Carpenter, President and I, Bruce S. Rosenberg, Treasurer of the State Street Institutional Investment Trust (the “Trust”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing of the Trust for the period ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ann M. Carpenter
Ann M. Carpenter
President (Principal Executive Officer) of the State Street Institutional Investment Trust

Date:	March 6, 2025

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg
Treasurer (Principal Financial and Accounting Officer) of the State Street Institutional Investment Trust

Date:	March 6, 2025